Exhibit 99.1

STRONG SUCCESS OF THE TENDER OFFER INITIATED BY ALPHATEC HOLDINGS

FOR COMMON SHARES AND OCEANES OF EOS IMAGING

ATEC secures ~89% of EOS common shares and voting rights as of May 13, 2021

Paris, May 12, 2021– Alphatec Holdings, Inc. (Nasdaq: ATEC) and EOS IMAGING, S.A. are pleased to report strong progress in the tender offer filed by ATEC for the common shares and outstanding convertible bonds (OCEANEs) of EOS imaging, the results of which were published on May 10, 2021, by the Autorité des Marchés Financiers (AMF), with settlement expected to occur on May 13, 2021.

Results of the offer

15,815,971 shares and 2,312,074 "OCEANEs" of EOS IMAGING were tendered to the offer.

In accordance with the terms of the AMF's general regulations, ATEC acquired on the market, between March 8 and May 7, 2021, 7,940,090 common shares and 174,061 OCEANEs of EOS IMAGING.

In total, ATEC will hold 23,756,061 EOS IMAGING common shares at the end of the settlement/ delivery transactions scheduled on May 13, 2021, representing the same number of voting rights, i.e. 89.1% of the common shares and voting rights of the EOS1.

In addition, ATEC will hold 2,486,135 EOS IMAGING OCEANEs representing 57.2% of the OCEANEs issued and outstanding.

Reopening of the Offer

The notice of result published on May 10 by the AMF is available on the AMF website (www.amf-france.org). In accordance with the requirements of article 232-4 of the AMF's general regulations, the AMF will re-open the Offer on May 17, 2021, at the same price, i.e. (i) €2.45 per share and €7.01 per OCEANE (coupon attached and due on May 31, 2021) or (ii) €6.81 per OCEANE (coupon detached and due on May 31, 2021), in order to allow holders of EOS imaging who have not tendered their shares or OCEANEs to do so.

About EOS imaging

EOS imaging is a global medical device company that designs, develops and markets innovative, low dose 2D/3D full body and weight-bearing imaging, rapid 3D modeling of EOS patient X-ray images, web-based patient-specific surgical planning, and integration of surgical plan into the operating room that collectively bridge the entire spectrum of care from imaging to post-operative assessment capabilities for orthopedic surgery. With a primary focus on hips, knees, and spine, EOS imaging is targeting a $2 billion annual market opportunity. EOS imaging has over 400 system installations in more than 40 countries generating more than 1 million patient exams annually. EOS imaging has corporate locations in U.S., France, Canada, Germany, and Singapore, and has more than 160 employees. For additional information, please visit www.eos-imaging.com.

[1]	On the basis of a capital composed of 26,659,946 shares representing the same number of voting rights, pursuant to the second paragraph of Article 223-11 of the AMF general regulations.

EOS imaging is listed on Compartment C of Euronext Paris
ISIN: FR0011191766 - Ticker: EOSI

About ALPHATEC HOLDINGS, INC.

Alphatec Holdings, Inc. (ATEC), through its wholly-owned subsidiaries, Alphatec Spine, Inc. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation Machine is focused on developing new approaches that integrate seamlessly with the SafeOp Neural InformatiX System to safely and reproducibly treat spine’s various pathologies and achieve the goals of spine surgery. ATEC’s vision is to become the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Alphatec Holdings, Inc. is listed on Nasdaq

ISIN : US02081G2012 - Mnémo : ATEC

ATEC Company Contact:

J. Todd Koning

Chief Financial Officer

investorrelations@atecspine.com

ATEC Investor/Media Contact:

Tina Jacobsen, CFA

Investor Relations

+ 1 (760) 494-6790

investorrelations@atecspine.com

EOS imaging Contact:

Valérie Worrall

Chief Financial Officer

investors@eos-imaging.com

(+33) 1 55 25 60 60

NewCap:

EOS Investors Relations

Thomas Grojean

eos-imaging@newcap.eu

(+33) 1 44 71 94 94

FP2COM

EOS Press Relations

Florence Portejoie

fportejoie@fp2com.fr

(+33) 6 07 76 82 83

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